applica

Applica srl

Via dei Mestieri snc
75100 Matera, Italy
PIVA: 01211310774

info@applica.guru
www.applica-guru

Matera February 2, 2021

Subject Technical and Economic Proposal n°08/2021 ver 4.0
Project Smart Shinguard
Sales Manager Massimo Galante
Project Manager Nicola Matera
Period of acceptance of the bid 60 days after receipt

Dear

**GHST Ghst World Inc.,
667 Madison Avenue 5th Floor,
10065 New York - NY**

Smart Shinguard

Development of a Mobile and Web App for GHST Technology wearables

Object of the proposal

It is required the development of a Mobile and Web App solution in order to collect statistical information from "Smart Shinguard", during workouts and matches and show them in an attractive way.

The solution will have two kind of users:

- CONSUMER, that is a non-professional player who will be able to download the app and check his/her performances, by buying a single couple of shinguards.
- PRO, that is the player or team/company, who will have the need to professionally analyze the indicators.

To implement the solution, GHST Ghst World Inc. will enable Applica to get the required information for the proper software development, and the communication with people involved in the project, essential for the development of the solution.

Below there is a list of the expected features and the required effort quantified in days per person:

	Offer 8 2021 Smart Shinguard				
ID	Macro-functionality	Description	Services	Web	Mobile (Android + iOS)
1	**General Activities**				
1.1	**Analysis**	Activity necessary for the deepening of the technologies to be used and for the understanding of the focus of the functionalities and the context of use	6	6	6
1.2	**Design and study of use experience**	Design and prototyping activities of the flows and interaction interfaces		12	12
1.3	**Data exchange protocol with devices**		10		

1.4	**Architecture and environments Predisposition**		2	2	2
2	**Super admin back-end**				
2.1	**System User Creation and Management**		2	1	
2.2	**Roles and permissions definition and management**		2	1	
2.3	**Management of the** [*]		2	1	
2.4	[*]		4	2	
2.5	**Configuration and management of the various types of sporting events both in the consumer and professional version**		8	4	
2.6	**Management of organizations, contracts and end users**	[*]	6	4	
2.7	[*]	[*]	8	2	
2.8	[*]	[*]	8	2	
2.9	[*]		6	1	
3	**Web App for Coaches**				

3.1	Registration / login / Password recovery / Profile management		2	2	
3.2	Match, Management and [*]		2	4	
3.3	[*]		2	4	
3.4	[*]		2	4	
3.5	[*]		12	8	
3.6	[*] teams and players		8	16	
3.7	[*]		2	6	
3.8	Main data export		4		
3.9	Receiving notifications and emails		1	2	
4	Mobile app for gamers (consumers and professionals) and spectators				
4.1	Registration / login / Password recovery / Profile management				4
4.2	Match, Management and [*]				6
4.3	Organization and invitation, [*]				12
4.4	Development and control of [*]				8

	indicators and objectives and [*]				
4.5	Visualization and control of [*]				8
4.6	Spectator mode	[*] of the player or the players			4
4.7	Control dashboard for events, [*]				12
4.8	Receiving notifications and emails				2
5	Adaptation for tablets	No adaptation of the platform for tablet is expected for the moment	-	-	-
6	Project management		6	4	4
7	Test and refinement		10	8	8
8	Deploy publication		3	3	3
	Total of partials		118	99	91
	Total		308		
			€ 92.000,00		

Economic Proposal

The total cost of the software supply is euros 92.000 (ninety-two thousands).

The above prices are VAT excluded.

Timeline

Approximately 2 months are expected to produce analysis and a navigable mock-up, and approximately further 4-5 months for the complete supply.

From the start date, they will be needed about 6-7 months for the go-live.

Billing Plan and Terms of Payment

The billing plan will be structured in the following way:

15% Kick-off
15% Back-end and Super-Admin Delivery
15% Android App Mobile Delivery
15% iOS App Mobile Delivery
20% Web version Delivery
20% Final Test

Terms of Payment: wire transfer 30 days from invoice date end of month

Source Code

The source code will be delivered to GHST Ghst World Inc., that will be the owner of it. Everything that will be made in technology, source codes, hardware and software technical material and everything necessary to create, produce, modify or intervene in any way on the final product will be the exclusive property of GHST.

Applica

Customer

GHST WORLD Inc.
ESTERINO CASTELLAZZI
PRESIDENT